Exhibit 15.2
                      First Amendment to Distribution Plan
                                (Class A Shares)


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                     FIRST AMENDMENT TO DISTRIBUTION PLAN OF
                    PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.
                     PURSUANT TO RULE 12B-1 (CLASS A SHARES)


THIS AMENDMENT dated January 4, 1994, of PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC. (the "Fund"), a Maryland corporation.

                                    Preamble
                                    --------

The Fund and Phoenix Equity Planning Corporation ("PEPCO" or the "Distributor") have entered into an Underwriting Agreement pursuant to which the Distributor has and continues to act as principal underwriter of Class A shares of the Fund (the "Class A Shares") for sale to the public. The Directors of the Fund have adopted a Distribution Plan dated May 14, 1993 (the "Plan"), in accordance with the requirements of the Investment Company Act of 1940, as amended (the "Act"). The Directors of the Fund have ratified the issuance of Class B shares of the Fund and, in connection therewith adopted a Distribution Plan in accordance with the Act with respect to such shares. In order to clarify and confirm the expenses and fees to be incurred by Class A shareholders in accordance with the Plan, the Fund hereby adopts the following modifications to the Plan.

NOW, THEREFORE, in accordance with the rights reserved within paragraph numbered 4 of the Plan, the Plan is hereby amended by replacing all references to "shares of the Fund" with "Class A shares of the Fund". Except as herein modified, all other terms and provisions of the Plan shall be and remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the undersigned has set its hand and seal as of the day and year first above written.

                                                 PHOENIX CALIFORNIA TAX EXEMPT
                                                 BONDS, INC.


                                                 By: /s/ Thomas N. Steenburg
                                                         Thomas N. Steenburg


Attest:


/s/ Richard J. Wirth
    Richard J. Wirth